Exhibit 99.1

Recursion Provides Updated Guidance on Clinical Trial Starts

SALT LAKE CITY, March 3, 2022 — Recursion (NASDAQ: RXRX) today provided updated guidance on clinical trial starts:

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Recursion’s leadership team has decided that conducting a dose optimization study in a sheep efficacy model of Tay-Sachs disease is prudent and in the best interest of patients before enrolling infants in a Phase 2 trial of REC-3599 in the ultra-rare indication infantile GM2 gangliosidosis. This decision will delay the GM2 Phase 2 trial start by approximately 2 years.

•	Recursion’s Phase 2 trial of REC-994 in Cerebral Cavernous Malformation is on track and we expect to enroll the first patient in the coming weeks.

•	The Phase 2 portion of Recursion’s adaptive Phase 2/3 trial of REC-2282 in Neurofibromatosis Type 2 is on track to enroll in Q2.

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Recursion’s Phase 2 trial of REC-4881 in Familial Adenomatous Polyposis is expected to enroll the first patient in either Q2 or potentially Q3, 2022 due to challenges with site opening presented by the Covid-19 Omicron variant.

•	Preparations for Recursion’s Phase 1 study of REC-3964 in recurrent C. difficile colitis are on track, and we expect to begin enrollment in the second half of 2022.

About Recursion

Recursion is the clinical-stage biotechnology company industrializing drug discovery by decoding biology. Enabling its mission is the Recursion Operating System, a platform built across diverse technologies that continuously expands one of the world’s largest proprietary biological and chemical datasets, the Recursion Data Universe. Recursion leverages sophisticated machine-learning algorithms to distill from its dataset the Recursion Map, a collection of hundreds of billions of searchable inferences across biology and chemistry unconstrained by human bias. By commanding massive experimental scale — up to millions of wet lab experiments weekly — and massive computational scale — owning and operating one of the most powerful supercomputers in the world, Recursion is uniting technology, biology and chemistry to advance the future of medicine.

The company is proudly headquartered in Salt Lake City, where it is a founding member of BioHive, the Utah life sciences industry collective. Recursion also has offices in Toronto, Montréal and the San Francisco Bay Area. Learn more at www.Recursion.com, or connect on Twitter and LinkedIn.

Media Contact

Media@Recursion.com

Investor Contact

Investor@Recursion.com

Forward-Looking Statements

This document contains information that includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those regarding Recursion’s mission; early and late stage discovery, preclinical, and clinical programs; licenses and collaborations; prospective products and their potential future indications and market opportunities; Recursion OS and other technologies; expansion of facilities and expected uses; workforce growth; employee stock trading plans; business and financial plans and performance; and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure is high and failure can occur at any stage prior to regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; our ability to leverage and enhance our drug discovery platform; our ability to obtain financing for development activities and other corporate purposes; the success of our collaboration activities; our ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; the impact of the COVID-19 pandemic and force majeure events; our ability to obtain, maintain, and enforce intellectual property protections; cyberattacks or other disruptions to our technology systems; our ability to attract, motivate, and retain key employees and manage our growth; and other risks and uncertainties such as those described under the heading “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.